Exhibit 4.7

CRANE CO.

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Indenture

Dated as of February 5, 2018

TABLE OF CONTENTS

ARTICLE ONE

DEFINITIONS

SECTION 2.1	Forms Generally	5
SECTION 2.2	Form of Trustee’s Certificate of Authentication	5
SECTION 2.3	Amount Unlimited; Issuable in Series	5
SECTION 2.4	Authentication and Delivery of Securities	7

i

THIS INDENTURE, dated as of February 5, 2018 between CRANE CO., a Delaware corporation (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured bonds, debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1 CERTAIN TERMS DEFINED. The following terms (except as herein otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act of 1939 and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “GENERALLY ACCEPTED ACCOUNTING PRINCIPLES” means such accounting principles as are generally accepted at the time of any computation. The words “HEREIN”, “HEREOF” and “HEREUNDER” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. Unless the context otherwise requires, any reference to an “Article,” a “Section” or other subdivision refers to an Article, a Section or a subdivision, as the case may be, of this Indenture. Words importing any gender include the other genders. References to “writing” include printing, typing, lithography and other means of reproducing words in a visible form. The words “INCLUDING,” “INCLUDES” and “INCLUDE” shall be deemed to be followed by the words “without limitation”.

“ATTRIBUTABLE DEBT” when used in connection with a Sale and Lease-back Transaction shall mean, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all Outstanding Securities determined on a weighted average basis and compounded semi-annually or, at the Issuer’s election, the rate of interest implicit in the terms of such lease) of the obligations of the Issuer or any Subsidiary for net rental payments during the remaining term of any lease associated with a Sale and Lease-back Transaction, excluding renewals. In the event and to the extent the amount of any lease payment during any future period is not definitely determinable under the lease in question, the amount of such lease payment will be estimated in such reasonable manner as the Issuer may in good faith determine. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“BOARD OF DIRECTORS” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

“BOARD RESOLUTIONS” means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

“BUSINESS DAY” means, with respect to any Security, a day that in the city (and in each of the cities, if more than one) in which amounts are payable in respect of such Security, as specified in the form of such Security, is not a day on which banking institutions are authorized by law, regulation or executive order to close.

“COMMISSION” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.

“CONSOLIDATED NET TANGIBLE ASSETS” means at any date, the total assets appearing on the most recently prepared and internally available consolidated balance sheet of the Issuer and the Subsidiaries as of the end of a fiscal quarter of the Issuer, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities as shown on such balance sheet and (b) intangible assets, provided, that Consolidated Net Tangible Assets shall be calculated after giving pro forma effect to any investments, acquisitions or dispositions occurring outside the ordinary course of business and subsequent to the date of such balance sheet, as well as any transaction giving rise to the need to calculate Consolidated Net Tangible Assets (including the application of the proceeds therefrom, as applicable). “Intangible assets” means the value (net of any applicable reserves), as shown on or reflected in such balance sheet of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational costs; and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term “intangible assets” include product development costs.

“CORPORATE TRUST OFFICE” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at for purposes of presentment, surrender, registration, transfer and exchange in respect of the Securities is located at 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Crane Co., and for all other purposes is located at 225 Asylum Street, 23rd Floor, Hartford, CT 06103, Attention: Crane Co., or such other address as the Trustee may designate from time to time by notice to the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Issuer).

“COVENANT DEFEASANCE” shall have the meaning set forth in Section 9.4.

“DEFEASANCE” shall have the meaning set forth in Section 9.3.

“DTC” means The Depository Trust Company, Inc. and its successors.

“EVENT OF DEFAULT” means any event or condition specified as such in Section 4.1, or established pursuant to Section 2.3 with respect to a series of Securities.

“FUNDED INDEBTEDNESS” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“HOLDER”, “HOLDER OF SECURITIES”, “SECURITYHOLDER” or other similar terms mean the registered holder of any Security.

“INDEBTEDNESS” means all obligations for borrowed money.

“INDENTURE” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“INTEREST” means, when used with respect to non-interest bearing Securities, only interest payable after maturity.

“ISSUER” means Crane Co., a Delaware corporation, and, subject to Article Eight, its successors and assigns.

“ISSUER ORDER” means a written statement, request or order of the Issuer signed in its name by both (a) the chairman or vice chairman of the Board of Directors, or the President or any vice president and (b) the treasurer or any assistant treasurer of the Issuer.

“MANDATORY SINKING FUND PAYMENT” shall have the meaning set forth in Section 11.5.

“OFFICER’S CERTIFICATE” means a certificate signed by any of the chairman of the Board of Directors, the president, any vice president, treasurer, secretary, assistant treasurer or assistant secretary of the Issuer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 10.5.

“OPINION OF COUNSEL” means an opinion in writing signed by legal counsel who may be an employee of or external or internal counsel to the Issuer and who shall be reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 10.5, if and to the extent required hereby.

“OPTIONAL SINKING FUND PAYMENT” shall have the meaning set forth in Section 11.5.

“ORIGINAL ISSUE DATE” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“ORIGINAL ISSUE DISCOUNT SECURITY” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 4.1.

“OUTSTANDING”, when used with reference to Securities, shall, subject to the provisions of Section 6.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the holders of such Securities (if the Issuer shall act as its own paying agent), PROVIDED that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

In determining whether the holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 4.1.

“PERSON” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PRINCIPAL” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any.”

“PRINCIPAL PROPERTY” means any real property, manufacturing plant, warehouse, office building or other physical facility or other like depreciable physical asset of the Issuer or of any Subsidiary, whether owned at or acquired after the date of this Indenture, having a net book value at the time of the determination in excess of the greater of 0.5% Consolidated Net Tangible Assets or $8 million, but in no event shall the term “Principal Property” include, in each case, any of the foregoing which in the good faith opinion of the Board of Directors is not of material importance to the total business conducted by the Issuer and its Subsidiaries as a whole.

“RESPONSIBLE OFFICER” when used with respect to the Trustee means any officer assigned to the corporate trust department (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 5.1(c)(ii) and the proviso contained in Section 4.11 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“SECURITY” OR “SECURITIES” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“SINKING FUND PAYMENT DATE” shall have the meaning set forth in Section 11.5.

“SUBSIDIARY” means a Person in which the Issuer and/or one or more of its other Subsidiaries owns more than 50% of the voting stock, which means stock that ordinarily permits its owners to vote for the election of directors.

“TRUSTEE” means the person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article Five, shall also include any successor trustee. “Trustee” shall also mean or include each person who is then a trustee hereunder and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

“TRUST INDENTURE ACT OF 1939” (except as otherwise provided in Sections 7.1 and 7.2) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

“U.S. GOVERNMENT OBLIGATIONS” has the meaning set forth in Section 9.1.

“VICE PRESIDENT” when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president”.

“YIELD TO MATURITY” means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Security.

ARTICLE TWO

SECURITIES

SECTION 2.1 FORMS GENERALLY. The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more resolutions of the Board of Directors (and set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers of the Issuer executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.2 FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Authorized Signatory

SECTION 2.3 AMOUNT UNLIMITED; ISSUABLE IN SERIES. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to one or more resolutions of the Board of Directors (and set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officer’s Certificate detailing such establishment) and/or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series,

(1) the designation of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

(2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.11 or 11.3);

(3) the date or dates on which the principal of the Securities of the series is payable;

(4) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable and/or the method by which such rate or rates or any such date or dates shall be determined;

(5) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.2);

(6) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, pursuant to any sinking fund or otherwise, at the option of the Issuer;

(7) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof, and the price or prices at which, the period or periods within which and the terms and conditions upon which, Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(8) if other than denominations of $1,000 and any multiple thereof, the denominations in which Securities of the series shall be issuable;

(9) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.1 or provable in bankruptcy pursuant to Section 4.2;

(10) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 4.1 and any addition or change in the provisions set forth in Article Four which applies to Securities of the series;

(11) the forms or forms of the Securities of the series, including, without limitation, such legends as may be required by applicable law;

(12) if the principal of (and premium, if any) or interest, if any, on any of the Securities of the series, or any Tranche thereof, are to be payable at the election of the Issuer or a holder thereof, or under some or all other circumstances, in a coin or currency or currencies, or currency unit or units, other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the Securities are to be so payable, and any provision requiring the holder to bear currency exchange costs by deduction from such payments;

(13) if the amount of payments of principal (and premium, if any) or interest, if any, on any of the Securities of the series, or any tranche thereof, may be determined with reference to an index based on (i) a coin or currency or currencies, or currency unit or units, other than that in which such Securities are stated to be payable, or a commodity or commodities or (ii) any other index, formula or other method not inconsistent with the provisions of this Indenture, then in each case (i) and (ii), the manner in which such amounts shall be determined;

(14) whether the Securities shall be issued, in whole or in part, in the form of one or more Global Securities and, in such case, (a) the depositary therefor and (b) the terms and conditions, if any, upon which any such Global Security may be exchanged in whole or in part for definitive Securities represented thereby;

(15) the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(16) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Securities of the series and any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;

(17) the guarantors, if any, of the Securities of the series, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such Securities;

(18) if the provisions of Article Nine shall not be applicable with respect to the Securities of such series; or any addition to or change in the provisions of Article Nine;

(19) if the Securities of the series are to be convertible into or exchangeable for any securities or property of any Person (including the Issuer), the terms and conditions upon which such Securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

(20) whether the Securities of such series are subject to subordination and the terms of such subordination;

(21) any restriction or condition on the transferability of the Securities of such series;

(22) any addition or change in the provisions related to supplemental indentures set forth in Article Seven which applies to Securities of such series;

(23) provisions, if any, granting special rights to holders upon the occurrence of specified events;

(24) any addition to or change in the covenants set forth in Article Three which applies to Securities of the series; and

(25) any other terms of the Securities of the series, or any tranche thereof.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or Officer’s Certificate referred to above or in any such indenture supplemental hereto.

SECTION 2.4 AUTHENTICATION AND DELIVERY OF SECURITIES. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and make available for delivery such Securities to or upon receipt of an Issuer Order requesting authentication of the Securities. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 5.1) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel, each prepared in accordance with Section 10.5 stating that the conditions precedent, if any, provided for in the Indenture have been complied with, provided that no Opinion of Counsel shall be required for any authentication of Securities issued concurrently with the execution of this Indenture.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing holders or would adversely affect the Trustee’s rights, duties, obligations or immunities under this Indenture or otherwise.

SECTION 2.5 EXECUTION OF SECURITIES. The Securities of any series shall be signed on behalf of the Issuer by any two of the chairman of the Board of Directors, the president, any vice president, treasurer, secretary, assistant treasurer or assistant secretary of the Issuer, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

SECTION 2.6 CERTIFICATE OF AUTHENTICATION. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

SECTION 2.7 DENOMINATION AND DATE OF SECURITIES; PAYMENTS OF INTEREST. The Securities of each series shall be issuable as registered securities without coupons and in denominations as shall be established by or pursuant to Section 2.3. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any multiple thereof. The Securities of each series shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the authentication of the Trustee.

Each Security shall be dated the date of its authentication, shall bear interest, if any, from the date or dates and such interest shall be payable on the dates or dates as shall be specified in, or established as contemplated by, Section 2.3. Unless otherwise established pursuant to Section 2.3 for the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

The person in whose name any Security of any series is registered at the close of business on any record date applicable to the Securities of such series with respect to any interest payment date for the Securities of such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for the Securities of such series, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the holders of Securities not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Securities of such series, established as contemplated by Section 2.3, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

SECTION 2.8 REGISTRATION, TRANSFER AND EXCHANGE. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.2 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Issuer shall execute and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

Any Security or Securities of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.2, and the Issuer shall execute and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously Outstanding.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

None of the Trustee, the paying agent or the Security registrar shall have any responsibility or obligation to any beneficial owner in a global Security, or participant or other Person with respect to the accuracy of the records of DTC or its nominee or of any agent member or participant, with respect to any ownership interest in the Securities or with respect to the delivery to any agent member or participant, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Securityholders and all payments to be made to Securityholders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be DTC or its nominee in the case of the global Security). The rights of beneficial owners in the global Security shall be exercised only through DTC subject to the applicable procedures. The Trustee, the paying agent and the Security registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners. The Trustee, the paying agent and the Security registrar shall be entitled to deal with DTC, and any nominee thereof, that is the registered holder of any global Security for all purposes of this Indenture relating to such global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global Security) as the sole holder of such global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, the paying agent or the Security registrar shall have any responsibility or liability for any acts or omissions of DTC with respect to such global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global Security, for any transactions between DTC and any agent member or participant or between or among DTC, any such agent member or participant and/or any holder or owner of a beneficial interest in such global Security, or for any transfers of beneficial interests in any such global Security.

Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC (or its nominee), as a Holder, with respect to such global Security or shall impair, as between DTC and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of DTC (or its nominee) as Holder of such global Security. None of the Trustee, the paying agent or the Security registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.9 MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN SECURITIES. In case any temporary or definitive Security shall become mutilated or defaced, or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security and/or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Issuer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security and/or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10 CANCELLATION OF SECURITIES; DISPOSAL THEREOF. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee may dispose of cancelled Securities held by it and, if applicable, deliver a certificate of disposal to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.11 TEMPORARY SECURITIES. Pending the preparation of definitive Securities for any series, the Issuer may execute and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer upon the written request of any officer of the Issuer, and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.2, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 2.12 CUSIP, ISIN OR OTHER SIMILAR NUMBERS. The Issuer in issuing the Securities may use (if then generally in use) “CUSIP”, “ISIN” or other similar numbers, and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP”, “ISIN” or other similar numbers.

ARTICLE THREE

COVENANTS OF THE ISSUER AND THE TRUSTEE

SECTION 3.1 PAYMENT OF PRINCIPAL AND INTEREST. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities. Each installment of interest on the Securities of any series may be paid by mailing checks for such interest payable to or upon the written order of the holders of Securities entitled thereto as they shall appear on the registry books of the Issuer.

SECTION 3.2 OFFICES FOR PAYMENT, ETC. So long as any of the Securities of a series remain Outstanding, the Issuer will maintain for the Securities of such series, an office or agency (a) where the Securities of such series may be presented for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) where notices and demands to or upon the Issuer in respect of the Securities of such series or of this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.3, the Issuer hereby initially designates the Corporate Trust Office as the office to be maintained by it for each such purpose. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

SECTION 3.3 APPOINTMENT TO FILL A VACANCY IN OFFICE OF TRUSTEE. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

SECTION 3.4 PAYING AGENTS. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section, that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series or of the Trustee,

(a) that it will give the Trustee written notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

(b) pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (b) above.

The Issuer will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

The Issuer initially appoints the Trustee to act as Paying Agent in connection with the Securities of each series, except in instances in which the Supplemental Indenture relating to a series of Securities appoints a different Paying Agent. In acting hereunder and in connection with the Securities, the Paying Agent shall act solely as agent of the Issuer, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Securityholder.

If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 9.7 and 9.8.

SECTION 3.5 CERTIFICATES OF THE ISSUER. The Issuer will furnish to the Trustee on or before April 30 in each year (beginning with 2019) a brief certificate (which need not comply with Section 10.5) from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

The Issuer shall deliver to the Trustee, as soon as possible and in any event within thirty days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Issuer proposes to take with respect thereto.

Any certificate or notice to be given under this Section 3.5 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

SECTION 3.6 SECURITYHOLDERS’ LISTS. If and so long as the Trustee shall not be the Security registrar for the Securities of any series, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act of 1939 (a) semiannually not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.3 for noninterest bearing securities in each year, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished. The Issuer initially appoints the Trustee to act as registrar in connection with the Securities of each series, except in instances in which the Supplemental Indenture relating to a series of Securities appoints a different registrar. In acting hereunder and in connection with the Securities, the registrar shall act solely as agent of the Issuer, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Securityholder.

SECTION 3.7 REPORTS BY THE ISSUER. The Issuer shall file with the Trustee and the Commission such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided in the Trust Indenture Act of 1939; provided that, unless available on EDGAR (or any successor thereto), any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 30 days after the same is filed with the Commission. The Issuer shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor thereto).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 3.8 REPORTS BY THE TRUSTEE. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before July 15 in each year following the date hereof, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

SECTION 3.9 LIMITATIONS ON LIENS. After the date hereof and so long as any Securities are Outstanding, the Issuer will not issue, assume or guarantee, and will not permit any Subsidiary to issue, assume or guarantee, any Indebtedness which is secured by a mortgage, pledge, security interest, lien or encumbrance (any mortgage, pledge, security interest, lien or encumbrance being hereinafter in this Article referred as a “lien” or “liens”) of or upon any Principal Property, whether now owned or hereafter acquired, of the Issuer or any such Subsidiary without effectively providing that the Securities (together with, if the Issuer shall so determine, any other Indebtedness of the Issuer ranking equally with the Securities) shall be equally and ratably secured by a lien ranking ratably with and equal to (or at the Issuer’s option prior to) such secured Indebtedness, for so long as Indebtedness is secured by a lien on such Principal Property of the Issuer or any Subsidiary; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to:

(a) liens on any assets of any Person existing at the time such Person becomes a Subsidiary;

(b) liens on any assets existing at the time of acquisition of such assets by the Issuer or a Subsidiary, or liens to secure or provide for the payment of all or any part of the purchase price of such assets upon the acquisition of such assets by the Issuer or a Subsidiary or to secure any indebtedness incurred, assumed or guaranteed by the Issuer or a Subsidiary prior to, at the time of, or within 360 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later) which indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; PROVIDED, HOWEVER, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any assets theretofore owned by the Issuer or a Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located;

(c) liens on current assets (a determined by reference to those assets classified as current on the Issuer’s most recently prepared and internally available consolidated balance sheet) securing Indebtedness incurred for the purpose of financing working capital requirements, provided, however, that the Indebtedness secured by such lien does not mature later than 270 days from the date incurred;

(d) liens on any property, plant or equipment improved or constructed by the Issuer or a Subsidiary and created within 270 days after the later of the commencement or operations of such property, plant or equipment or completion of such construction or any repairs, additions or other improvements thereon to secure or provide for the payment of all or any part of the cost of such construction or repairs, additions or other improvements;

(e) liens on any assets to secure Indebtedness of a Subsidiary to the Issuer or to another Subsidiary;

(f) liens on any assets of the Issuer or a Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

(g) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in the foregoing clauses (a) to (f), inclusive; PROVIDED, HOWEVER, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (plus an amount in respect of fees, costs and expenses, including premiums and accrued and unpaid interest in relation to any refinancing, refunding, extension, renewal or replacement of the debt secured by such liens), and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property);

(h) liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar liens arising in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by the Issuer or any Subsidiary, or deposits or pledges to obtain the release of any of the foregoing liens;

(i) pledges, liens or deposits under worker’s compensation laws or similar legislation and liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders,

(j) contracts (other than for the payment of money) or leases to which the Issuer or any Subsidiary is a party, or to secure the public or statutory obligations of the Issuer or any Subsidiary, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, appeal or customs bonds to which the Issuer or any Subsidiary is a party, or in litigation or other proceedings such as, but not limited to, interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(k) liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Issuer or any Subsidiary with respect to which the Issuer or such Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Issuer or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Issuer or such Subsidiary is a party;

(l) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Issuer or any Subsidiary or the ownership of the assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Issuer, materially impair the use of such assets in the operation of the business of the Issuer or such Subsidiary or the value of such assets for the purposes of such business;

(m) liens in respect of Sale and Lease-back Transactions permitted pursuant to Section 3.10;

(n) liens that arise in the ordinary course of the Issuer’s business that are not incurred in connection with the creation of Indebtedness and do not, in the Issuer’s sole discretion, impair the value of the assets encumbered by such Indebtedness; or

(o) liens not permitted by clauses (a) through (n) above if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all Indebtedness of the Issuer and its Subsidiaries secured by all such liens not so permitted by clauses (a) through (n) above together with the Attributable Debt in respect of Sale and Lease-back Transactions permitted by paragraph (a) of Section 3.10 do not exceed 15% of Consolidated Net Tangible Assets.

Any lien created for the benefit of the holders of the Securities of any series pursuant to this Section 3.9 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable lien described in the first paragraph of this Section 3.9 without any further action on the part of the holders or the Issuer or its Subsidiaries.

SECTION 3.10 LIMITATIONS ON SALE AND LEASE-BACK. The Issuer agrees that it will not, and will not permit any Subsidiary to, enter into any arrangement with any person providing for the leasing by the Issuer or a Subsidiary of any Principal Property, other than any such arrangement involving a lease for a term, including renewal rights, for not more than 3 years, whereby such Principal Property has been or is to be sold or transferred by the Issuer or any Subsidiary to such person (herein referred to as a “Sale and Lease-back Transaction”), unless:

(a) the Issuer or such Subsidiary would, at the time of entering into a Sale and Lease-back Transaction, be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-back Transaction without equally and ratably securing the Securities pursuant to Section 3.9; or

(b) the proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such property or assets (as determined by Board of Directors of the Issuer) and an amount equal to the net proceeds from the sale of the Principal Property so leased are applied, within 180 days of the effective date of any such Sale and Lease-back Transaction to the purchase or acquisition (or, in the case of property, the construction) of Principal Property or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision) of Securities or of Funded Indebtedness of the Issuer or a consolidated Subsidiary ranking on a parity with or senior to the Securities.

SECTION 3.11 WAIVER OF CERTAIN COVENANTS. The Issuer may omit in any particular instance to comply with any term, provision or condition set forth in Sections 3.9 or 3.10 with respect to Securities of any series if before the time for such compliance the holders of a majority in aggregate principal amount of the Outstanding Securities of such series shall (and evidenced as provided in Article Six) either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee under this Indenture in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 3.12 CALCULATION OF ORIGINAL ISSUE DISCOUNT. The Issuer shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may be required to be provided to the Trustee or to the holders of the Securities pursuant to the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

ARTICLE FOUR

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS

ON EVENT OF DEFAULT

SECTION 4.1 EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. “Event of Default” with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

(c) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Securities of such series; or

(d) default in the performance or breach of any covenant or agreement of the Issuer in respect of the Securities of such series or in this Indenture contained (other than a covenant or agreement in respect of the Securities of such series or in this Indenture contained a default in the performance of which or the breach of which is elsewhere in this Section 4.1 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Securities of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(f) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

(g) any other Event of Default provided in the supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or in the form of Security for such series.

If an Event of Default described in clauses (a), (b), (c), (d) or (g) above (if the Event of Default under clauses (d) or (g) is with respect to less than all series of Securities then Outstanding) occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder(each such series voting as a separate class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (d) or (g) (if the Event of Default under clauses (d) or (g), as the case may be, is with respect to all series of Securities then Outstanding), (e) or (f) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, interest on such principal and on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or willful misconduct, and if any and all Events of Default under the Indenture, other than the nonpayment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein – then and in every such case the holders of a majority in aggregate principal amount of all the Securities of such series, each series voting as a separate class (or of all the Securities, as the case may be, voting as a single class), then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

SECTION 4.2 COLLECTION OF INDEBTEDNESS BY TRUSTEE; TRUSTEE MAY PROVE DEBT. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or willful misconduct.

Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the registered holders, whether or not the principal of and interest on the Securities of such series be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities of such series and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities of such series, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator, custodian or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or willful misconduct) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any series in any election of a receiver, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator, custodian or other person performing similar functions in respect of any such proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, assignee, receiver, or sequestrator, liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or willful misconduct and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.6.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment, liquidation or composition affecting the Securities of any series or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except as set forth in clause (b) of the preceding paragraph.

All rights of action and to assert claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any holders of such Securities parties to any such proceedings.

SECTION 4.3 APPLICATION OF PROCEEDS. Any moneys collected by the Trustee pursuant to this Article in respect of any series or, after an Event of Default, any money or other property distributable in respect of the Issuer’s obligations under this Indenture shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to such series in respect of which moneys have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or willful misconduct, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.6;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.

SECTION 4.4 SUITS FOR ENFORCEMENT. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 4.5 RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

SECTION 4.6 LIMITATIONS ON SUITS BY SECURITYHOLDERS. No holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, sequestrator, custodian or other similar official or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity and/or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9 or 4.10; it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 4.7 UNCONDITIONAL RIGHT OF SECURITYHOLDERS TO INSTITUTE CERTAIN SUITS. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

SECTION 4.8 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. Except as provided in Section 4.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

SECTION 4.9 CONTROL BY SECURITYHOLDERS. The holders of a majority in aggregate principal amount of the Securities of each series affected (with each such series voting as a separate class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; PROVIDED that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and PROVIDED, FURTHER that (subject to the provisions of Section 5.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 5.1 or 6.2) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

SECTION 4.10 WAIVER OF PAST DEFAULTS. Prior to a declaration of the acceleration of the maturity of the Securities of any series as provided in Section 4.1, the holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding (each such series voting as a separate class) may on behalf of the holders of all the Securities of such series waive any past default or Event of Default described in clauses (d) or (g) of Section 4.1 which relates to less than all series of Securities then Outstanding, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each holder affected as provided in Section 7.2. Prior to a declaration of acceleration of the maturity of the Securities of any series as provided in Section 4.1, the holders of a majority in aggregate principal amount of all of the Securities then Outstanding (voting as one class) may on behalf of all holders waive any past default or Event of Default referred to in said clauses (d) or (g) which relates to all series of Securities then Outstanding, or described in clauses (e) or (f) of Section 4.1, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Security affected as provided in Section 7.2. In the case of any such waiver, the Issuer, the Trustee and the holders of the Securities of each series affected shall be restored to their former positions and rights hereunder, respectively.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 4.11 TRUSTEE TO GIVE NOTICE OF DEFAULT, BUT MAY WITHHOLD IN CERTAIN CIRCUMSTANCES. The Trustee shall give to the Securityholders of any series, as the names and addresses of such holders appear on the registry books, notice by mail of all defaults known to the Trustee which have occurred with respect to such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); PROVIDED that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

SECTION 4.12 RIGHT OF COURT TO REQUIRE FILING OF UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of such series, or, in the case of any suit relating to or arising under clauses (d) or (g) of Section 4.1 (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Securities of all series Outstanding affected thereby, or in the case of any suit relating to or arising under clauses (d) or (g) (if the suit relates to all the Securities of all series then Outstanding), (e) or (f) of Section 4.1, 10% in aggregate principal amount of all Securities Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

ARTICLE FIVE

CONCERNING THE TRUSTEE

SECTION 5.1 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT.

(a) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein);

(b) In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(i) This Subsection (c) shall not be construed to limit the effect of Subsections (a) or (d) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders pursuant to Section 4.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity and/or security against such liability is not assured to it.

(e) The provisions of this Section 5.1 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

(g) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 5.2 CERTAIN RIGHTS OF THE TRUSTEE. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.1:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any Board Resolution, Issuer Order, Officer’s Certificate, Opinion of Counsel or any other resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

(c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any Board Resolution, Issuer Order, Officer’s Certificate, Opinion of Counsel or any other resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, at a time reasonably determined by the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, provided that the Trustee’s conduct does not constitute negligence or willful misconduct;

(i) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel or both which conforms to Section 10.5 of the Indenture. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such an Officer’s Certificate and/or Opinion of Counsel;

(j) the permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act;

(k) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(l) the Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default unless written notice of such default or Event of Default from the Issuer or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities, the Issuer and this Indenture;

(m) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(n) the Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(o) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential or other similar loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action;

(p) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(q) the parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will use commercially reasonable efforts to provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

SECTION 5.3 TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture (unless specifically required by this Indenture or with respect to any series of Securities). The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture

SECTION 5.4 TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS ETC. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, if operative, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

SECTION 5.5 MONEYS HELD BY TRUSTEE. Subject to the provisions of Section 9.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

SECTION 5.6 COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM. The Issuer covenants and agrees to:

(a) pay the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Issuer and the Trustee shall from time to time agree upon in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except to the extent any such expense, disbursement or advance may arise from its negligence or willful misconduct (as finally adjudicated by a court of competent jurisdiction);

(c) indemnify the Trustee and each predecessor Trustee and their officers, agents, directors and employees for, and to hold it harmless against, any loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured or determined by, the income of the Trustee, including without limitation state franchise taxes), arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or willful misconduct (as finally adjudicated by a court of competent jurisdiction).

The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture and the resignation or removal of the Trustee.

As security for the performance of the obligations of the Issuer under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1(e) or (f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 5.7 RIGHT OF TRUSTEE TO RELY ON OFFICER’S CERTIFICATE, ETC. Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate or Opinion of Counsel delivered to the Trustee, and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 5.8 PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. (a) The Trustee for each series of Securities hereunder shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b) The Trustee shall comply with Section 310(b) of the Trust Indenture Act of 1939; provided, however, that there shall be excluded from the operation of Section 310(b)(i) of the Trust Indenture Act of 1939 any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(i) of the Trust Indenture Act of 1939 are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act of 1939, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939 and this Indenture. If Section 310(b) of the Trust Indenture Act of 1939 is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 5.8 shall be automatically amended to incorporate such changes.

SECTION 5.9 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and by mailing notice thereof by first class mail to holders of the applicable series of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Issuer or by any Securityholder;

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iv) unless an Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing, the Issuer determines, in its sole discretion, to replace the Trustee with a successor trustee;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.1 of the action in that regard taken by the Securityholders.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 5.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

SECTION 5.10 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 5.9 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to the Securities of such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid and subject to its lien provided for in Section 5.6, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder in respect of the Securities of such series and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees cotrustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

Upon acceptance of appointment by any successor trustee as provided in this Section 5.10, the Issuer shall mail notice thereof by first-class mail to the holders of Securities of any series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

SECTION 5.11 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, PROVIDED that such Person shall be eligible under the provisions of Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; PROVIDED, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE SIX

CONCERNING THE SECURITYHOLDERS

SECTION 6.1 EVIDENCE OF ACTION TAKEN BY SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the holders of a specified percentage in aggregate principal amount of the Securities then Outstanding of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

SECTION 6.2 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF SECURITIES, RECORD DATE. Subject to Sections 5.1 and 5.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of holders of Securities of any series entitled to vote or consent to any action referred to in Section 6.1, but the Issuer shall have no obligation to do so. Any such record date shall be fixed at the Issuer’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the holders of Securities of such series of record at the close of business on such record date shall be deemed to be holders of Securities of such series for the purpose of determining whether holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date.

SECTION 6.3 HOLDERS TO BE TREATED AS OWNERS. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon such person’s order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

SECTION 6.4 SECURITIES OWNED BY ISSUER DEEMED NOT OUTSTANDING. In determining whether the holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any request, demand, authorization, notice, direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall promptly furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above described persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

SECTION 6.5 EFFECT OF CONSENTS. After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a holder of such series of Securities is a continuing consent conclusive and binding upon such holder and every subsequent holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every holder.

ARTICLE SEVEN

SUPPLEMENTAL INDENTURES

SECTION 7.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS. The Issuer, when authorized by a resolution of its Board of Directors (evidenced by a Board Resolution), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

(b) to evidence the succession of another Person to the Issuer, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer pursuant to Article Eight;

(c) to add to the covenants and agreements of the Issuer, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the holders of all or any series of the Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Issuer;

(d) to delete or modify any Events of Default with respect to all or any series of the Securities, the form and terms of which are being established pursuant to such supplemental indenture as permitted in Section 2.3 (and, if any such Event of Default is applicable to fewer than all such series of the Securities, specifying the series to which such Event of Default is applicable), and to specify the rights and remedies of the Trustee and the holders of such Securities in connection therewith;

(e) to add to or change any of the provisions of this Indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on Securities; provided that any such action shall not adversely affect the interests of the holders of Securities of any series in any material respect;

(f) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(g) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;

(h) to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Securities;

(i) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.3;

(j) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 5.10;

(k) to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939;

(l) to make any change in any series of Securities that does not adversely affect in any material respect the rights of the holders of such Securities;

(m) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided that any such action shall not adversely affect the interests of the holders of Securities of such series or any other series of Securities;

(n) to prohibit the authentication and delivery of additional series of Securities; or

(o) to establish the form and terms of Securities of any series as permitted in Section 2.3, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.2.

SECTION 7.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS. With the consent (evidenced as provided in Article Six) of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board of Directors (evidenced by a Board Resolution), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of each such series; PROVIDED, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 4.1 or the amount thereof provable in bankruptcy pursuant to Section 4.2, or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the holder of each Security so affected, or (b) reduce the percentage in principal amount of Securities of any series, the consent of the holders of which is required for any such supplemental indenture or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture, without the consent of the holders of each Security so affected. For the avoidance of doubt, changes to the terms of any change of control or similar offer relating to the Securities or any notice period for the redemption of the Securities, shall not be deemed a reduction on the principal amount of the Securities, a reduction on the rate of the Securities or extension of the time of payment of interest thereon, or a reduction of the amount payable on redemption thereof.

Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 6.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first class mail to the holders of Securities of each series affected thereby at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 7.3 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 7.4 DOCUMENTS TO BE GIVEN TO TRUSTEE. The Trustee, subject to the provisions of Sections 5.1 and 5.2, shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Seven complies with the applicable provisions of this Indenture.

SECTION 7.5 NOTATION ON SECURITIES IN RESPECT OF SUPPLEMENTAL INDENTURES. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

SECTION 8.1 ISSUER MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. The Issuer covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any Person, unless (i) either the Issuer shall be the continuing Person, or the successor, transferee or lessee Person (if other than the Issuer) shall be a Person organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by indenture supplemental hereto, executed and delivered by such Person prior to or simultaneously with such consolidation, merger, sale or lease, the due and punctual payment of the principal of and interest and premium, if any, on all the Securities, according to their tenor, and the due and punctual performance and observance of all other obligations to the holders and the Trustee under this Indenture or under the Securities to be performed or observed by the Issuer, and (ii) the Issuer, such Person or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

SECTION 8.2 SUCCESSOR PERSON SUBSTITUTED. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor Person instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

SECTION 8.3 OPINION OF COUNSEL AND OFFICERS’ CERTIFICATE TO TRUSTEE. The Trustee, subject to the provisions of Sections 5.1 and 5.2, shall receive an Opinion of Counsel and an Officer’s Certificate as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE NINE

SATISFACTION AND DISCHARGE OF INDENTURE;

UNCLAIMED MONEYS.

SECTION 9.1 SATISFACTION AND DISCHARGE OF INDENTURE. If at any time (a) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c) (i) all the Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 9.8) or, in the case of any series of Securities the payments on which may only be made in U.S. dollars, direct non-callable obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient (without consideration of any reinvestment of such money, principal or interest), in the opinion of the Issuer, to pay at maturity or upon redemption all Securities of such series (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or date of redemption, as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer and exchange of Securities of such series, and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefore (but not upon acceleration), and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder including without limitation Section 5.6, (v) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vi) the obligations of the Issuer under Section 3.2), and the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

SECTION 9.2 ISSUER’S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE. In addition to discharge of the Indenture pursuant to Section 9.1, with respect to any series of Securities where the exact amount of principal and interest due on which can be determined at the time of making the deposit referred to in Section 9.5(a), the Issuer may at its option by Board Resolution elect at any time either (a) to effect a defeasance (as defined in Section 9.3) of the Securities of such series under Section 9.3 or (b) to effect a covenant defeasance (as defined in Section 9.4) of the Securities of such series under Section 9.4, in each case upon compliance with the applicable conditions set forth below in this Article Nine.

SECTION 9.3 DEFEASANCE AND DISCHARGE. Upon the Issuer’s exercise of the option set forth in clause (a) of Section 9.2 with respect to the Securities of the series, the Issuer shall be deemed to have been discharged from its obligations with respect to the Securities of such series on and after the date the conditions precedent set forth in Section 9.5 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Securities of such series and to have satisfied all its other obligations under the Securities of such series and under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for (i) the rights of holders of Securities of such series to receive, solely from the trust fund described in Section 9.5 as more fully set forth in such Section, payments of the principal of and interest on such Securities when such payments are due, (ii) rights of registration of transfer and exchange of Securities of such series, and the Issuer’s right of optional redemption, if any, (iii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iv) rights of holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the holders to receive mandatory sinking fund payments, if any, (v) the rights, obligations and immunities of the Trustee hereunder, (vi) the rights of holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vii) the obligations of the Issuer under Section 3.2. Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.3 notwithstanding the prior exercise of its option under Section 9.4 with respect to the Securities of such series.

SECTION 9.4 COVENANT DEFEASANCE. Upon the Issuer’s exercise of the option set forth in clause (b) of Section 9.2 with respect to the Securities of a series, the Issuer shall be released from its obligations under Sections 3.9, 3.10 and 8.1 with respect to the Securities of such series on and after the date the conditions precedent set forth in Section 9.5 are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Securities of such series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 4.1, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 9.5 CONDITIONS TO DEFEASANCE AND COVENANT DEFEASANCE. The following shall be the conditions precedent to the application of either Section 9.3 or Section 9.4 to the Securities of such series:

(a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series (i) money in an amount, or (ii) non-callable U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment in respect of the Securities of such series, money in an amount, or (iii) a combination thereof, sufficient (without consideration of any reinvestment of such money, principal or interest), in the opinion (which shall not be subject to the requirements of Section 10.5) of a nationally recognized firm of independent public accountants expressed in a written certification in its then customary form thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (A) the principal of and interest on all Securities of such series on each date such principal or interest is due and payable and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series. Before such a deposit the Issuer may make arrangements satisfactory to the Trustee for the redemption of the Securities of such series at a future date or dates in accordance with Article Eleven, if applicable to the Securities of such series, which shall be given effect in applying the foregoing.

(b) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit.

(c) In the case of an election under Section 9.3, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from the United States Internal Revenue Service (the “IRS”) a private letter ruling, (ii) there has been published by the IRS a general revenue ruling, or (iii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in each case to the effect that, and based thereon such opinion shall confirm that, the holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(d) In the case of an election under Section 9.4, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(e) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Issuer in connection therewith pursuant to Section 2.3.

(f) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 9.3 or the covenant defeasance under Section 9.4 (as the case may be) have been complied with.

SECTION 9.6 APPLICATION BY TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT OF SECURITIES. Subject to Section 9.8, all moneys and obligations and proceeds thereof deposited with the Trustee pursuant to Section 9.1 or 9.5 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the holders of the particular Securities of such series for the payment or redemption of which such moneys and obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

SECTION 9.7 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 9.8 RETURN OF MONEYS HELD BY TRUSTEE AND PAYING AGENT UNCLAIMED FOR TWO YEARS. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment shall at the expense of the Issuer, mail by first class mail to holders of such Securities at their addresses as they shall appear on the security register, notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 9.9 INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or the U.S. Government Obligations deposited pursuant to Section 9.1 or 9.5 or the principal or interest received in respect of such obligations.

SECTION 9.10 REINSTATEMENT. If the Trustee or the paying agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.1 or 9.5 by reason of any legal proceedings or order or judgment or any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or paying agent is permitted to apply all such money in accordance with this Article Nine; PROVIDED that, if the Issuer makes any payment of principal of or interest on any such Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or the paying agent.

ARTICLE TEN

MISCELLANEOUS PROVISIONS

SECTION 10.1 INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF ISSUER EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

SECTION 10.2 PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND SECURITYHOLDERS. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities.

SECTION 10.3 SUCCESSORS AND ASSIGNS OF ISSUER BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 10.4 NOTICES AND DEMANDS ON ISSUER, TRUSTEE AND SECURITYHOLDERS. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to the Issuer at 100 First Stamford Place, Stamford, CT 06902. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given, made upon or furnished to, or filed with, for all purposes, if given or made upon or furnished to, or filed with in writing at the Corporate Trust Office.

Where this Indenture provides for notice to holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other holders. If a series of notes has been issued in global form through DTC as depositary, notice may be provided by delivery of such notice to DTC for posting through its “Legal Notice Service” (LENS) or a successor system thereof. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Issuer shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Issuer to the Trustee for the purposes of this Indenture.

SECTION 10.5 OFFICER’S CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN. Upon any request or application by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such request or application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture(other than the certificates provided pursuant to Section 3.5 of this Indenture) shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the view or opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the view or opinion of such Person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, on information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer of officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 10.6 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 10.7 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 and 317, inclusive, of the Trust Indenture Act of 1939 (an “incorporated provision”), such incorporated provision shall control.

SECTION 10.8 GOVERNING LAW; WAIVER OF TRIAL BY JURY; SUBMISSION TO JURISDICTION. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

The Issuer irrevocably consents and submits, for itself and in respect of any of its assets or property, to the nonexclusive jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with this Indenture or the Securities, and waives any immunity from the jurisdiction of such courts. The Issuer irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer, and waives, to the fullest extent permitted by law, any objection to the enforcement by any competent court in the Issuer’s jurisdiction of organization of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding; provided, however, that the Issuer does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment.

SECTION 10.9 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

SECTION 10.10 EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 10.11 SEVERABILITY. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 11.1 APPLICABILITY OF ARTICLE. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.3 for Securities of such series.

SECTION 11.2 NOTICE OF REDEMPTION; PARTIAL REDEMPTIONS. Notice of redemption to the holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities of such series at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such holder shall specify the principal amount of each Security of such series held by such holder to be redeemed, and any accrued interest, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s written request, by the Trustee in the name and at the expense of the Issuer; provided, however, that the Issuer has delivered to the Trustee, at least 35 days (unless a shorter period shall be acceptable to the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.

On or prior to 11:00 a.m., New York City time, on the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption; provided, however, that to the extent any such funds are received by the Trustee or a Paying Agent from the Company after 11:00 am, New York City time, on the due date, such funds will be deemed deposited within one Business Day of receipt thereof. If less than all the Outstanding Securities of a series are to be redeemed, the Issuer will deliver to the Trustee at least 45 days prior to the date fixed for redemption (unless a shorter period shall be satisfactory to the Trustee) an Officer’s Certificate stating the aggregate principal amount of Securities of such series to be redeemed.

If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed in whole or in part pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate (provided that, in the case of Securities in global form, DTC may select such Securities for redemption pursuant to its applicable procedures). Securities of such series may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 11.3 PAYMENT OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 9.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and any unpaid interest thereon to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption; PROVIDED that any semiannual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by the Security.

Upon presentation of any Security of a series redeemed in part only, the Issuer shall execute and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver to or on the order of the holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

SECTION 11.4 EXCLUSION OF CERTAIN SECURITIES FROM ELIGIBILITY FOR SELECTION FOR REDEMPTION. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 30 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Issuer or (b) a Person specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

SECTION 11.5 MANDATORY AND OPTIONAL SINKING FUNDS. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to the Securities of any series in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.7, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

Not less than 45 days prior to each sinking fund payment date for the Securities of any series, the Issuer will deliver to the Trustee an Officer’s Certificate, which shall designate the Securities (and portions thereof, if any) so delivered or credited and which shall be accompanied by such Securities (to the extent not theretofore delivered) in transferable form. In case of the failure of the Issuer, at or before the time so required, to give such notice and deliver such Securities the Mandatory Sinking Fund Payment obligation shall be paid entirely in moneys. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officer’s Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer’s Certificate shall be irrevocable and upon its receipt by the Trustee, the Issuer shall become unconditionally obligated to make all the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such forty-fifth day, to deliver such Officer’s Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for the Securities of such series due on the next succeeding sinking fund payment date shall be paid entirely in cash in immediately available funds without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to the Securities of such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Issuer shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Issuer makes no such request then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 11.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities of any series which are (a) owned by the Issuer or a Person known by the Trustee to be directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, as shown by the Security register, and not known to the Trustee to have been pledged or hypothecated by the Issuer or any such Person or (b) identified in an Officer’s Certificate at least 45 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Issuer or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be excluded from Securities of such series eligible for selection for redemption. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 11.2 (and with the effect provided in Section 11.3) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series, shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

On or prior to each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Four and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 4.9 or the default cured on or before the forty-fifth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

CRANE CO., as Issuer

By	/s/ Richard A. Maue
Name: Richard A. Maue
Title: Vice President, Finance and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ Michael Hopkins
Name: Michael Hopkins
Title: Vice President